Exhibit 99.1

     NetScout Systems Reports Third Quarter Fiscal 2004 Financial Results

    WESTFORD, Mass., Jan. 15 /PRNewswire-FirstCall/ -- NetScout Systems, Inc. (Nasdaq: NTCT), a leading provider of network performance management solutions, today announced financial results for its third quarter of fiscal year 2004.

    Revenue for the third quarter of fiscal year 2004 ended December 31, 2003 was $18.9 million, compared to revenue of $17.5 million in the previous quarter and revenue of $18.2 million in the third quarter of fiscal year 2003. Net income for the quarter was $184,000, or $0.01 per diluted share, compared to breakeven, or $0.00 per diluted share, for the previous quarter and compared to a net loss of ($328,000), or ($0.01) per basic and diluted share, in the third quarter of fiscal year 2003.

    "We are encouraged with this quarter's results. Our revenue, profitability and cash increased sequentially and we exceeded our guidance for the quarter in all areas," said Anil Singhal, President and CEO of NetScout Systems. "The results of this quarter demonstrate that our industry-leading CDM(TM) technology is beginning to deliver on its promise of consolidating many performance management functions and traffic flow data into a single, integrated solution and of providing rich performance analysis and data for additional applications in important areas of security forensics, virus tracking, billing, modeling and simulation and policy-based orchestration. We are winning competitive bids and continue to gain attention in the market as customers recognize the value of our products in simplifying the management of their complex network environments."

    Financial Highlights for the Third Quarter:

    * Total revenue increased 8% sequentially and increased 4% from the third quarter of fiscal year 2003. Product revenue increased 13% sequentially and increased 5% from the third quarter of fiscal year 2003. Service revenue increased 1% sequentially and increased 14% from the third quarter of fiscal year 2003. Royalty revenue decreased 3% sequentially and decreased 61% from the third quarter of fiscal year 2003.

    * Gross margin was 76% of total revenue, up 1 point both sequentially and compared to the third quarter of fiscal year 2003.

    * Cash flow from operations was positive.

    * Cash and short and long-term marketable securities increased by $1.5 million to $73.7 million.

    * 41 new customers were added worldwide.

    * 273 customers made repeat purchases.

    * 43 orders over $100,000 were received.

    * Direct sales represented 54% of total revenue; indirect sales to resellers represented 46% of total revenue.

    * International business comprised approximately 18% of total revenue.

    Product and Company Highlights:

    * NetScout unveiled QoS performance monitoring for large, complex networks as part of the recently released nGenius(R) Performance Manager 2.0 and related nGenius Probe firmware 6.0. This new enhanced monitoring capability allows enterprises and government agencies to improve the accuracy and success of network-based QoS implementations with features that allow IT managers to easily view application traffic composition and behavior within each configured QoS class in real-time and via historical web-based reports.

    * NetScout was awarded ISO 9001:2000 certification demonstrating the Company's ongoing commitment to provide the highest-quality products and service to its customers. The certification encompasses all of the design, manufacturing and customer service processes used by NetScout to produce and support its nGenius(R) Performance Management System products. To be granted the certification, NetScout met rigorous standards in its business processes and systems used to assure quality products and services for its customers.

    Guidance:

    For the fourth quarter of fiscal year 2004, the Company expects revenue to be in the range of $19 million to $20 million and net income per diluted share to be in the range of ($0.01) to $0.00. The Company expects to be cash neutral in the quarter.

    CONFERENCE CALL INSTRUCTIONS:

    The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com. Alternatively, people can listen to the call by dialing 800-450-0788 for U.S./Canada and 612-332-0523 for international callers. A replay of the call will be available after 7:45 p.m. ET on January 15 for approximately two weeks. The number for the replay is 800-475-6701 for U.S./Canada and 320-365-3844 for international callers. The access code is 715486.

    About NetScout Systems, Inc.

    NetScout Systems, Inc. (Nasdaq: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

    Safe Harbor:

    Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's strategic relationships with Cisco Systems and other partners, dependence upon broad-based acceptance of the company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius(R) product platform probes and software solutions and the implementation of the Company's CDM(TM) Technology strategy, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels, and dependence on proprietary technology, as well as risks associated with a continued climate of tight IT spending, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and its quarterly report on Form 10-Q for the quarter ended September 30, 2003 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc. CDM and the CDM logo, Universal Response Time, Power Alarms, Workspaces and MasterCare and the MasterCare logo are trademarks of NetScout Systems, Inc. NetScout reserves the right, at its sole discretion, to make changes at any time in its technical information and specifications and service and support programs.

    The Company's condensed consolidated statements of operations and balance sheets are attached.

                            NetScout Systems, Inc.
                    Condensed Consolidated Balance Sheets
                                (In thousands)
                                 (Unaudited)

                                                December 31,       March 31,
                                                    2003              2003

    Assets
    Current assets:
       Cash and cash equivalents                   $23,154           $43,823
       Marketable securities                        38,028            27,442
       Accounts receivable, net                      9,486            11,906
       Inventories                                   2,973             2,982
       Refundable income taxes                       1,935             1,226
       Deferred income taxes                         1,667             1,782
       Prepaids and other current assets             2,037             2,088

          Total current assets                      79,280            91,249

    Fixed assets, net                                5,844             6,912
    Capitalized software development
     costs                                           1,049               -
    Goodwill, net                                   28,839            28,839
    Other intangible assets, net                       -                 272
    Deferred income taxes                            7,586             7,651
    Long-term marketable securities                 12,528               -
            Total assets                          $135,126          $134,923


    Liabilities and Stockholders' Equity
    Current liabilities:
       Accounts payable                             $1,915            $1,403
       Accrued compensation                          3,728             3,658
       Accrued other                                 2,201             1,819
       Deferred revenue                             14,619            16,242

          Total current liabilities                 22,463            23,122

    Stockholders' equity:
       Common stock                                     34                34
       Additional paid-in capital                  110,101           108,835
       Accumulated other comprehensive income          (11)                7
       Deferred compensation                           (26)             (132)
       Treasury stock                              (26,490)          (26,366)
       Retained earnings                            29,055            29,423

          Total stockholders' equity               112,663           111,801

            Total liabilities and
             stockholders' equity                 $135,126          $134,923


                            NetScout Systems, Inc.
               Condensed Consolidated Statements of Operations
                                (In thousands)
                                 (Unaudited)

                                         Three Months Ended Nine Months Ended
                                             December 31,      December 31,
                                            2003     2002     2003     2002
    Revenue:
       Product                             $11,190  $10,641  $29,696  $31,473
       Service                               7,268    6,401   21,017   18,086
       License and royalty                     432    1,113    1,295    4,382
          Total revenue                     18,890   18,155   52,008   53,941

    Cost of revenue:
         Product(1)                          3,462    3,363    9,601   10,212
         Service (including stock-based
          compensation of $-, $2, $2 and
          $5, respectively)                  1,066    1,228    3,132    3,362
           Total cost of revenue             4,528    4,591   12,733   13,574

    Gross margin                            14,362   13,564   39,275   40,367

    Operating expenses:
       Research and development (including
        stock-based compensation of
        $24, $46, $95 and $779,
        respectively)(2)                     3,836    4,050   10,515   12,834
       Sales and marketing (including
        stock-based compensation of
        $3, $16, $13 and $54, respectively)  8,655    8,502   24,637   25,289
       General and administrative
        (including stock-based
        compensation of $-, $2, $-
        and $5, respectively)                1,553    1,708    4,752    5,953
       Amortization of other intangible
        assets                                 -        272      272      816
           Total operating expenses         14,044   14,532   40,176   44,892

    Income (Loss) from operations              318     (968)    (901)  (4,525)
    Interest income and other expenses, net    167      258      524      897
    Income (loss) before income tax
     expense (benefit)                         485     (710)    (377)  (3,628)
    Income tax expense (benefit)               301     (382)      (9)  (1,443)
    Net income (loss)                         $184    $(328)   $(368) $(2,185)

    Basic net income (loss) per share        $0.01   $(0.01)  $(0.01)  $(0.07)
    Diluted net income (loss) per share      $0.01   $(0.01)  $(0.01)  $(0.07)
    Shares used in computing:
         Basic net income (loss) per share  30,182   29,940   30,092   29,870
         Diluted net income (loss) per
          share                             31,440   29,940   30,092   29,870


    (1) Cost of product revenue includes amortization of capitalized software of $166 and $276 for the three and nine months ended December 31, 2003.

    (2) Research and development costs are net of capitalized software development costs of $0 for the three months ended December 31, 2003 and $1,325 for the nine months ended December 31, 2003.

SOURCE  NetScout Systems, Inc.
    -0-                             01/15/2004
    /CONTACT: Catherine Taylor, Director of Investor Relations of NetScout Systems, Inc., +1-978-614-4286, IR@netscout.com/
    /Web site:  http://www.netscout.com/
    (NTCT)

CO:  NetScout Systems, Inc.
ST:  Massachusetts
IN:  NET CPR STW
SU:  ERN CCA MAV